EXHIBIT 10.5

                  DEPOSIT RECEIPT & PURCHASE AND SALE AGREEMENT

                                                         Date: March 30, 2000
                                                               --------------

         Receipt is hereby acknowledged by BNS of Central Florida, LTD., hereinafter called AGENT, of the sum of $5,000.00, from UNIVERSAL BEVERAGE
HOLDINGS CORPORATION, hereinafter called BUYER (which term may be singular or plural and shall include the heirs, successors, personal representatives and assigns of the Buyer) as a deposit and as a part of the purchase price on account of offer to purchase the property of BNS of Central Florida, LTD., hereinafter called SELLER (which term may be singular or plural and shall include the heirs, successors, personal representatives and assigns of the Seller) said property being in Lake County, Florida, and described as follows:

                  See Exhibit "A"
                  Legal Description

         The SELLER hereby agrees to sell said property to the BUYER and the BUYER hereby agrees to purchase said property from the SELLER upon the following terms and conditions (if completed or marked):

1. The total PURCHASE PRICE to be paid by the BUYER is payable as follows: (If the following items, (c), (d) and (e) are to be adjusted at closing, the agreed adjustments may be indicated by writing "not less than," "not more than" or
"approximately" before the amounts of the items.)
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
(a)      Earnest money deposit; receipt of which is hereinabove and hereby acknowledged...................................$5,000.00
(b)      Additional Payment..............................................................................................$95,000.00
(c)      Additional Payment due at closing (not including costs of BUYER).............................................$1,300,000.00
(d)      Proceeds of new note and mortgage to be executed by the BUYER to any lender other than the SELLER.....................$
(e)      Existing mortgage balance encumbering the property to be assumed by the BUYER ........................................$
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(f)      Balance due to the SELLER to be evidenced by a negotiable promissory note of the BUYER, secured by a valid purchase money mortgage, in a form acceptable to SELLER, on said property executed by a valid purchase money mortgage, in a form acceptable to SELLER on said property executed and delivered by the BUYER to the SELLER dated the date of closing, bearing interest.................................................................................$
         At the rate of _____ % per annum and payable $__________ per _____________.......................................$________
         TOTAL PURCHASE PRICE.........................................................................................$1,400,000.00

2. It is understood that the said property will be conveyed by WARRANTY DEED subject to current taxes, existing zoning ordinances, covenants, restrictions, and easements of record.

3. The BUYER will pay for: (__) Recording Fees (__) Stamps on Note ( X %)
Intangible Tax on Mortgage (__) ________ Attorney's Fee

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(__) Mortgagee's Initial Service Fee (__) Mortgagor's Transfer Charge (__)
Appraisal Fee (__) Prepaid Insurance and Taxes (__) Credit Report (__) Opinion of Title (__) Photos _____________ ____________ (__) Mortgage insurance premium
(__) ____________ ___________ ____________

4. The SELLER will pay for: ( X ) Stamps on Deed (__) Surtax ( X ) Title
Insurance ( X ) Survey (__) Real Estate Sales Tax (__) Abstract of Title (__)
FHA or VA Discount (__) FHA or VA mortgage costs except prepare items (__)
___________ Attorney's Fee (__) Appraisal Fee (__) Satisfaction of Mortgage
(__)Termite Report_________________________

(__) --------------------------------------------------------------------------

5. PRORATIONS: All taxes for the current year, rentals, FHA insurance premiums, hazard insurance premiums and interest on existing mortgages (if any) shall be prorated as of the date of closing. If part of the purchase price is to be evidenced by the assumption of a mortgage requiring deposit of funds in escrow for payment of taxes, insurance or other charges, the BUYER agrees to reimburse the SELLER for said escrowed funds assigned to BUYER at closing.

6. TITLE EVIDENCE: Within 90 days ( X ) after this date, (__) after date of approval of mortgage loan the SELLER will furnish and deliver to the BUYER AGENT or closing ATTORNEY: (__) Title insurance binder for a fee policy in the amount of the purchase price. (__) Title insurance binder for a mortgage policy in the amount of $______________ (__) Abstract of title certified from previous title insurance.

7. SURVEY: Within 30 days ( X ) after this date, (__) after date of approval of mortgage loan, the SELLER will furnish and deliver to the BUYER or AGENT: (__) A new staked survey showing all improvements now existing thereon. (__) An accurate survey of said property recertified within 3 months of the date of closing. ( X ) A copy of a previously made survey of said property, showing all improvements now existing thereon. (__) No survey is required.

8. TITLE EXAMINATION AND TIME FOR CLOSING: If said title evidence and survey as specified above show that the SELLER is vested with a good and insurable title to said property, subject to the usual exceptions contained in title insurance binders (such as exceptions for survey, current taxes, zoning ordinances, covenants, restrictions and easements of record), the transaction shall be closed and the SELLER and the BUYER shall perform the agreements made herein on or before July 1, 2000. If said title evidence and survey reveal any defects which are not acceptable to the BUYER, the BUYER shall within 15 days notify the SELLER of such title defects and the SELLER agrees to use reasonable diligence to cure such defects and shall have 30 days to do so, in which event this transaction shall be closed within ten days after delivery to the BUYER of evidence that such defects have been cured. If the SELLER is unable to convey to the BUYER a good and insurable title to said property, the BUYER shall have the right to demand and receive from the AGENT all sums deposited hereunder, at the same time returning the SELLER all title evidence and surveys received from the SELLER and the BUYER's copy of this Agreement, whereupon all rights and liabilities of the parties hereunder shall cease and determine; or the BUYER shall have the right to accept such title as the SELLER may be able to convey, and to close this transaction upon the other terms as stated herein.

9. DEFAULT BY BUYER: If the said BUYER fails to perform the covenants herein contained within the time specified, SELLER shall have the election to either
(a) require specific performance on the part of BUYER, (b) bring suit against BUYER for damage resulting from the breach, or (c) retaining as liquidated damages one-half of

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all sums which have theretofore been paid to the SELLER or his agent by the
BUYER, after deducting closing expenses incurred with regards to subject property and one-half shall be paid to the AGENT, providing, however, the AGENT's portion shall not exceed the agreed commission.

10. DEFAULT BY SELLER: If the SELLER fails to perform any of the covenants of this contract, the aforesaid money paid by the BUYER, at the option of the BUYER, shall be returned to the BUYER on demand; the BUYER may bring suit against SELLER for damages resulting from the breach, or the BUYER shall have only the right of specific performance.

11. ATTORNEYS' FEES AND COSTS: In connection with any litigation arising out of the contract, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees.

12. LOSS OR DAMAGE: The risk of loss or damage to premises by fire, or otherwise, is assumed by SELLER, until closing.

13. The SELLER agrees to deliver and the BUYER agrees to accept the property in its present condition, excepting normal wear and tear, unless otherwise agreed in this contract.

14. POSSESSION of the property shall be delivered to the BUYER upon closing.

15. (__) FINANCING -- It is agreed that the BUYER will require a mortgage loan in order to finance this transaction. The responsibility for arranging such loan is assumed by (__) SELLER or (__) BUYER; and in the event such financing cannot be arranged before the time specified above for the closing of this transaction, either party shall have the right to terminate this agreement and thereupon the AGENT will return to the BUYER all sums deposited hereunder, and the BUYER will return to the SELLER all title evidence and surveys received from the SELLER and BUYER's copy of this agreement. BUYER shall make application for financing within _____ days.

16. (__) It is expressly agreed that, notwithstanding any other provisions of this contract, the BUYER shall not be obligated to complete the purchase of the property described herein or to incur any penalty by forfeiture of earnest money deposits or otherwise unless the SELLER has delivered to the BUYER a written statement issued by the Federal
          Housing Commissioner setting forth the appraised value of the property for mortgage insurance purposes of not less than $__________ which statement the SELLER hereby agrees to deliver to the BUYER promptly after such appraised value statement is made available to the SELLER.
          The BUYER shall, however, have the privilege and option of proceeding with the consummation of the contract without regard to the amount on the appraised valuation.

17. (__) It is expressly agreed that, notwithstanding any other provisions of this contract, the BUYER shall not incur any penalty for forfeiture of earnest money or otherwise or be obligated to complete the purchase of the property described herein, if the contract purchase price or cost exceeds the reasonable value of the property established by the Veterans Administration. The BUYER shall, however, have the privilege and option of proceeding with the consummation of this contract without regard to the amount of reasonable value established by the VA.

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18. (__)  TERMITE INSPECTION -- The SELLER agrees to furnish, without expense to the BUYER, a termite inspection report showing all buildings on the premises to be visibly free and clear from infestation or damage by termites or other wood-boring insects. This inspection report is to be furnished by a bonded and licensed firm. If a report shows such infestation or damage, the SELLER shall have the right to remedy the same within a reasonable time, and if the SELLER elects not to remedy same, the BUYER shall have the right to complete this transaction or to terminate this Agreement and receive a refund of all sums theretofore deposited with the AGENT.

19. (__)  ZONING -- Unless the property is property zoned for Bottling
          Plant use at the time of closing, the BUYER shall have the right to terminate this Agreement and receive a refund of all sums theretofore deposited with the AGENT.

20. (__) PERSONAL ITEMS -- The following personal property items are included at no additional charge. All fixed equipment, plants and shrubbery now installed on said property.

21. (__) The offer of the BUYER shall terminate if the SELLER does not indicate his acceptance of this contract by signing and delivering same to the AGENT before 11:00 p.m. on March 31, 2000.

22. (__)  ADDITIONAL PROVISIONS:

                           N/A

23. There are no other agreements, promises or understandings between these parties except as specifically set forth herein. No alterations or changes shall be made to the contract except in writing and signed or initialed by the parties herein.

24. REAL ESTATE SALES FEE: The SELLER agrees to pay the listing AGENT, a sale fee of _____% of the purchase price of this transaction no later than at the closing of this transaction. (Co-op sale with _________________________).

25. NOT TO BE RECORDED: Both parties agree that this instrument shall not be recorded in the public records.

26. TIME IS OF THE ESSENCE IN THIS AGREEMENT.


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THIS AGREEMENT SHALL BE BINDING upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the SELLER and BUYER, when accepted by both the SELLER and BUYER .

SIGNED AND SEALED as of the day and year first above written.
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
______________________________                                         UNIVERSAL BEVERAGES HOLDINGS
                                                                       CORPORATION

______________________________                                         /s Jonathon Moore
As to BUYER                                                            BUYER
                                                                       Jonathan D. Moore, CEO

______________________________                      _________         /s/Sullivan Talley, President
As to SELLER                                         Date              SELLER: BNS, Inc., General Partner


         WE HEREBY ACKNOWLEDGE receipt of the sum of $_________________ (__) Cash; (__) Check; being the sum mentioned in the first paragraph of this Agreement, same to be held by us pending disbursement according to the terms.

                                   By:________________________________________


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                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

That part of the East 1/2 of the Northwest 1/4 of the Northwest 1/4 of Section 25, Township 15 South, Range 26 East in Lake County, Florida, lying South of the Southerly line of the right-of-way of State Road No. 44 and West line of the right-of-way of State Road No. 459.

LESS:
Begin at the point of intersection of the Westerly right-of-way Line of State Road S-468 and the Southerly boundary line of the Northwest 1/4 of the Northwest 1/4 of Section 28, Township 15 South, Range 24 East; thence run North 320.23 feet for a point of beginning. Thence run West, parallel with the South boundary of said Northwest 1/4 of the Northwest 1/4 a distance of 20 feet; thence run North, parallel with said West right-of-way boundary of State Road 0-468 a distance of 10 feet; thence run East, parallel with the South boundary of this description, a distance of 20 feet to the Westerly boundary line of State Road S-468; thence run South along the Westerly boundary line of State Road S-468 to the Point of Beginning.

AND LESS:
A parcel of land lying within Section 28, Township 15 South, Range 24 East, Lake County, Florida, more particularly described as follows: Commence at a 5" concrete filled stove pipe being the Northwest corner of said Section 28; thence South 00'10'32(degree) West along the West line of the Northwest 1/4 of said
Section 28 a distance of 1,331.46 feet; thence South 09"48'09(degree) East along the South line of the Northwest 1/4 of the Northwest 1/4 of said Section 28 a distance of 1,269.35 feet to a point on the existing Westerly right-of-way line of State Road No. 44, said point being 50 feet from, measured at a right angle to the centerline of survey of said State Road No. 44 project Section 110022502, thence North 00'10" 05(degree) East along said existing Westerly right-of-way line 535.21 feet to the POINT OF BEGINNING; thence continue North 00"10'05(degree) East along said existing Westerly right-of-way line 6.50 feet; thence North 50'05"57(degree) West along said existing Westerly right-of-way line 51.14 feet to a point on the existing Southerly right-of-way line of said State Road 44, said point being 50.00 feet from, measured at a right angle to the centerline of survey of said State Road No. 44, Project Section 110022502, thence South 75"30'00(degree) west along said existing Southerly right-of-way line 6.50 fee; thence leaving said existing southerly right-of-way line south 50"05'37(degree) East 59.45 feet to the POINT OF BEGINNING.

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